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Exhibit 10.2

SIXTH AMENDING AGREEMENT

        THIS AGREEMENT is made as of December     •    , 2006,

B E T W E E N:

MAGNA ENTERTAINMENT CORP.
as Borrower (the "Borrower")

 — and —

THE GUARANTORS SET FORTH
ON THE SIGNATURE PAGES HEREOF
as Guarantors (collectively, the "Guarantors")

 — and —

BANK OF MONTREAL, ACTING THROUGH ITS
CHICAGO LENDING OFFICE
as Lender (the "Lender")

 — and —

BANK OF MONTREAL, ACTING THROUGH ITS
CHICAGO LENDING OFFICE
as Agent (the "Agent")

RECITALS:

A.
The Lender has made a certain credit facility available to the Borrower in accordance with the terms and conditions set out in an amended and restated credit agreement (the "Loan Agreement") dated as of July 22, 2005, between the Borrower, the Guarantors, the Lender, the Agent and BMO Nesbitt Burns Inc., a Division of Bank of Montreal, as arranger, as amended by a first amending agreement dated July 26th, 2006, a second amending agreement dated November 6th, 2006, a third amending agreement dated November 27, 2006, a fourth amending agreement dated December 12, 2006 and a sixth amending agreement dated December 19, 2006;

B.
The Borrower, the Lender and the Agent have agreed to further amend the Loan Agreement by, among other things, extending the Maturity Date on the terms and conditions set out herein;

C.
The Borrower made a permanent reduction of the Loan by repaying $39,000,000 of the Loan on November 14, 2006, such that the remaining outstanding amount of the Loan, and the maximum amount of the Aggregate Commitment, after such payment was $25,000,000 (the "Loan Adjustment");

D.
The Borrower has requested that the Aggregate Commitment as adjusted by the Loan Adjustment be increased by $15,000,000 (the "Additional Amount") and the parties hereto wish to amend the Loan Agreement reflect this increase to the Aggregate Commitment.

E.
The Guarantors have agreed to confirm the guarantees and security granted by them in connection with the Loan Agreement.

        NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.     Interpretation

        Capitalized terms not defined in this Sixth Amending Agreement have the meaning given to such terms in the Loan Agreement.

2.     Loan Agreement Amendment

        The parties hereto agree to amend the Loan Agreement as follows:

          (a)   by deleting the amount "$64,000,000" set forth in Section 1.1.6 and opposite the Lender's name in Schedule 1.1.65 thereof and replacing the same with "$40,000,000" such that, after taking into account the Loan Adjustment, the maximum amount of the Aggregate Commitment is increased by the Additional Amount to $40,000,000;

          (b)   by deleting section 1.9 of the Loan Agreement in its entirety and replacing it with the following:

      "Applicable Margin" means the margins expressed as a rate per annum equal to the sum of (A) the margins expressed as a rate per annum set forth in Schedule 1.1.9 corresponding to the ratio of (i) Total Funded Debt less cash reflected on the Borrower's consolidated balance sheet (excluding cash of all Excluded Subsidiaries) to (ii) EBITDA (measured on a rolling four quarter basis) as calculated at the beginning of each Fiscal Quarter, plus, in each case, (B) 200 bps."

    (c)
    by deleting the reference to "December 19, 2006" in Section 1.1.120 and replacing it with a reference to "March 30th, 2007" such that March 30th, 2007 will be the "Termination Date" for the purposes of the Loan Agreement;

          (d)   by deleting Section 7.1.18 in its entirety and replacing it with the following:

      "7.1.18 EBITDA Maintenance. The Borrower shall maintain an aggregate EBITDA from operations at the Santa Anita Premises and Golden Gate Premises calculated on a rolling 12 month basis as at the end of each Fiscal Quarter, of not less than $15,000,000 provided that, in each case, notwithstanding paragraph (c) of the definition of EBITDA, all net gains from the sale of real estate which were included in the calculation of Net Income will be deducted from EBITDA for purposes of this section 7.1.18.";

3.     Additional Advance

        The Lender shall make available the Additional Amount, to be drawn upon by Borrower in accordance with the terms of the Loan Agreement.

4.     Conditions Precedent to Loan Agreement Amendments

        The obligation of the Lender to agree to the amendment herein, and to make available the Additional Amount, is subject to fulfillment of the following conditions precedent on the date hereof:

  (a)
  the representations and warranties of the Borrower set out in section 6.1 of the Loan Agreement are true and correct on the date hereof provided if any such representation and warranty is specifically given as of any particular date or particular period of time, then such representation and warranty shall continue to be given as at such date or such period of time;

  (b)
  no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the amendment herein;

  (c)
  no Material Adverse Change since September 30th, 2006 shall have occurred;

  (d)
  payment in full of all reasonable invoiced fees, including for greater certainty, a commitment fee of 50% of the Aggregate Commitment and all reimbursable out-of-pocket expenses payable by the Borrower on or prior to the date hereof including payment of all reasonable fees, disbursements and out-of-pocket expenses of counsel to the Agent and the Lenders; and

  (e)
  such other documentation or information as the Lender shall have reasonably requested.

5.     Loan Agreement

        Save as expressly amended by this Sixth Amending Agreement, all other terms and conditions of the Loan Agreement and each of the Loan Documents remain in full force and effect, unamended, and this Sixth Amending Agreement constitutes a Loan Document for the purposes of the Loan Agreement.

6.     Confirmation of Guarantee and Security

        Except for Bay Meadows Operating Company LLC (the "Released Guarantor") whose obligations under the Loan Agreement and the Loan Documents to which it is a party are being released pursuant to Section 7 hereto, each of the Guarantors acknowledges and confirms that (i) the guarantee granted by it pursuant to Article 10 of the Loan Agreement constitutes a continuing guarantee of, among other things, all present and future obligations of the Borrower to the Lender under the Loan Agreement and shall remain in full force and effect; and (ii) each of the other Loan Documents executed by it shall remain in full force and effect. In addition, (i) MEC Land Holdings (California) Inc. acknowledges and confirms that the Golden Gate Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect, and (ii) The Santa Anita Companies, Inc. acknowledges and confirms that the Santa Anita Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect.

7.     Release of Guarantee and Security

        The Lender hereby acknowledges and agrees that the Released Guarantor is released from all of its obligations under the Loan Agreement and the Loan Documents to which it is a party and, as such, the Released Guarantor shall not, with respect to and under the Loan Agreement and the other Loan Documents to which it is a party, have any obligation of any kind to any of the parties hereto or to any third party.

8.     Lender Consent

        Lender acknowledges that the Borrow has advised tha a third amended and restated construction loan agreement pertaining to Gulfstream Park will executed on or about the same date hereof and that said agreement will increase to $162,250,000 (plus amortized interest and lender's costs) the amount of said loan in order that an additional $21,500,00 (plus amortized interest and lender's costs) can be advanced and applied toward construction, equipment and other costs related to the installation of an additional 700 slot machines at Gulfstream Park. Lender hereby consents to the increase described in the immediately preceding sentence.

9.     Counterparts

        This Sixth Amending Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF this Sixth Amending Agreement has been executed by the parties hereto as of the date first written above.

MAGNA ENTERTAINMENT CORP., as Borrower
By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
By:	Name: William G. Ford Title: Secretary
PACIFIC RACING ASSOCIATION, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
By:	Name: William G. Ford Title: Secretary

MEC LAND HOLDINGS (CALIFORNIA) INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
By:	Name: William G. Ford Title: Secretary

THE SANTA ANITA COMPANIES, INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
By:	Name: William G. Ford Title: Secretary
3000 MARYLAND INVESTMENTS LLC
By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
By:	Name: William G. Ford Title: Secretary

MEC MARYLAND INVESTMENTS INC.
By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
By:	Name: William G. Ford Title: Secretary
LOS ANGELES TURF CLUB, INCORPORATED, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer
By:	Name: William G. Ford Title: Secretary

BANK OF MONTREAL, acting through its Chicago lending office, as Lender
By:
By:
BANK OF MONTREAL, acting through its Chicago lending office, as Agent
By:	Name: Title:
By:	Name: Title:

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SIXTH AMENDING AGREEMENT
MAGNA ENTERTAINMENT CORP. as Borrower (the "Borrower")
— and —
THE GUARANTORS SET FORTH ON THE SIGNATURE PAGES HEREOF as Guarantors (collectively, the "Guarantors")
— and —
BANK OF MONTREAL, ACTING THROUGH ITS CHICAGO LENDING OFFICE as Lender (the "Lender")
— and —
BANK OF MONTREAL, ACTING THROUGH ITS CHICAGO LENDING OFFICE as Agent (the "Agent")